AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 8, 2004

                          Registration No. 333-________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CTD HOLDINGS, INC.
            (Exact name of registration as specified in its charter)

             Florida                                     59-3029743
   (State or other jurisdiction of           (I.R.S. Employer Identification
    incorporation or organization)

                              27317 N.W. 78 Avenue
                          High Springs, Florida 32643
        (Address of Principal Executive Offices) (Zip Code)

            Letter Agreement, as amended, with Dorrough and Chesnutt
                            (Full Title of the Plan)

                              C.E. "Rick" Strattan
                               CTD Holdings, Inc.
                              27317 N.W. 78 Avenue
                           High Springs, Florida 32643

                     (Name and Address of Agent for Service)

                                  386-454-0887
          (Telephone number, including area code, for Agent of Service)


                         CALCULATION OF REGISTRATION FEE


                                                      Proposed              Proposed
                                                      maximum               maximum
                                                      offering              aggregate           Amount of
Title of securities           Amount to be            price per             offering            registration
 to be registered             registered              share                 price               fee

Common Stock, $.001
par value per share (1)        343,137                 $0.22                $75,490.14           $9.56



(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on June 4, 2004.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed below are incorporated by reference in the registration statement.

          (a)  Annual  Report on Form  10-KSB  for the year ended  December  31,
               2003;

          (b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004; and

          (c) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in items (a) and (b) above.

         All documents subsequently filed by the registrant pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement that indicate that all shares of common stock offered have been sold or that deregisters all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part of it from the date of filing of the documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 607.0850 of the Florida Business Corporation Act permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, tissue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonable entitled to indemnity for such expenses that the court shall deem proper. Section 607.0850 of the Florida Business Corporation Act further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

Item 7.  Exemption From Registration Claimed

         None.

Item 8.  Exhibits

4.1               Common stock specimen (1)

5.1               Opinion of Brashear & Assoc., P.L. *

10.1              Letter Agreement with Merlin Group and Addendum re: issuance of compensation*

23.1              Consent of Brashear & Assoc., P.L.
                    (included in Exhibit 5.1)

23.2              Consent of James Moore & Co., P.L. *


*        Filed herewith.

(1) Incorporated by reference to the registrant's registration statement on Form 10-SB as filed with the Securities and Exchange Commission on February 1, 1994.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a) (1)(i) and (a)
                           (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event of a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in High Springs, Florida, on the day of May, 2004..

                                                  CTD HOLDINGS, INC.

                                               By: /s/ C.E. "Rick" Strattan
                                                   C.E. "Rick" Strattan
                                                   Chief Executive Officer

                                                    Chief Financial Officer
                                                    Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                    Date

/s/ C.E. "Rick" Strattan            Chief Executive Officer,      May 26, 2004
-------------------------------
C.E. "Rick"Strattan                 Chief Financial Officer
                                    Director

/s/ George L. Fails                 Director                      May 26, 2004
-------------------------------
George L. Fails